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                        SUBSIDIARIES OF THE REGISTRANT


                                                                    EXHIBIT 21.1


1. "Tier Technologies (Australia) PTY Limited" an Australian corporation.

2. "Tier Technologies (United Kingdom), Inc," a Delaware corporation.

3. "TSource, Inc." a Delaware Corporation.